Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 24, 2026, with respect to the consolidated financial statements of Wells Fargo & Company and Subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

New York, New York
April 30, 2026